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                                                              EXHIBIT 11
                                                          HOENIG GROUP INC.
                                                  COMPUTATION OF EARNINGS PER SHARE
                                                             (UNAUDITED)

                                                                         Three Months Ended               Six Months Ended
                                                                         ------------------               ----------------
                                                                    Primary and     Primary and     Primary and      Primary and
                                                                    Fully Diluted   Fully Diluted   Fully Diluted    Fully Diluted
                                                                    6/30/96         6/30/95         6/30/96          6/30/95
EARNINGS:
Income (loss) before extraordinary item .....................  $   654,676     $   377,338     $ 1,410,106      ($  240,255)
                                                                    ===========     ===========     ===========      ===========

NUMBER OF SHARES:
Weighted average of shares outstanding ...........................    9,182,042       9,751,823       9,153,565        9,746,236
Additional shares assuming conversion
  of outstanding options and warrants ............................       74,540          54,673          76,411             --
                                                                    -----------     -----------     -----------      -----------
Average shares and equivalents outstanding .......................    9,256,582       9,806,496       9,229,976        9,746,236
                                                                    ===========     ===========     ===========      ===========
Primary and fully diluted
   earnings (loss) per share .....................................  $       .07     $       .04     $       .15      $      (.02)
                                                                    ===========     ===========     ===========      ===========


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